UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2012

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

T. Rowe Price has been selected as the new recordkeeper under the Hospira 401(k) Retirement Savings Plan, the Hospira Puerto Rico Retirement Savings Plan, and the Hospira Non-Qualified Savings and Investment Plan (collectively, the “Plan”), which will result in a blackout period with respect to participants’ accounts in the Plan.  During the blackout period, transactions involving Hospira, Inc.’s (“Hospira”) common stock under the Plan will not be permitted.  The blackout period is currently expected to begin at 3 p.m. Central Time on June 22, 2012 and end during the week of July 13, 2012.

On May 23, 2012, Hospira received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, and, on that date, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended, a notice was sent to Hospira’s directors and executive officers informing them of the blackout period and certain trading restrictions in Hospira equity securities that will be imposed on directors and executive officers during the blackout period.  Such notice is attached hereto as Exhibit 99.1, includes the information required by Rule 104(b) of Regulation BTR, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice to Executive Officers and Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 25, 2012	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Notice to Executive Officers and Directors